Exhibit No. EX-99.d.2

                                     FORM OF

                              AMENDED EXHIBIT A TO
                INVESTMENT ADVISORY AGREEMENT DATED APRIL 1, 2006
           BETWEEN SCOUT INVESTMENT ADVISORS, INC. AND UMB SCOUT FUNDS

                  SERIES NAME                          EFFECTIVE DATE

UMB Scout Stock Fund                                 April 1, 2005
UMB Scout Growth Fund                                April 1, 2005
UMB Scout Small-Cap Fund                             April 1, 2005
UMB Scout International Fund                         April 12, 2005*
UMB Scout Bond Fund                                  April 1, 2005
UMB Scout Money Market Fund-Federal Portfolio        April 1, 2005
UMB Scout Money Market Fund - Prime Portfolio        April 1, 2005
UMB Scout Tax-Free Money Market Fund                 April 1, 2005
UMB Scout Mid Cap Fund                               [October 28, 2006]

* UMB Scout International Fund was previously known as UMB Scout Worldwide Fund, Inc. and organized as a Maryland Corporation. On April 1, 2005, shareholders of UMB Scout Worldwide Fund, Inc. approved an identical Investment Advisory Agreement with Scout Investment Advisors, Inc. On April 12, 2005, UMB Scout Worldwide Fund, Inc. was reorganized a series of UMB Scout Funds, a Delaware statutory trust, and UMB Scout Funds entered into this Investment Advisory Agreement on behalf of UMB Scout Worldwide Fund series. Effective [October 28, 2006], the UMB Scout Funds Board approved a name change from UMB Scout Worldwide Fund to UMB Scout International Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Amended Exhibit A to be executed and effective on the 28th day of October 2006.

SCOUT INVESTMENT ADVISORS, INC.            UMB SCOUT FUNDS, ON BEHALF OF THE
                                           SERIES LISTED ON THIS EXHIBIT A


By:                                        By:
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Title:                                     Title:
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                                     FORM OF

                              AMENDED EXHIBIT B TO
                INVESTMENT ADVISORY AGREEMENT DATED APRIL 1, 2006
           BETWEEN SCOUT INVESTMENT ADVISORS, INC. AND UMB SCOUT FUNDS

            FUND                                  ADVISORY FEE

UMB Scout Stock Fund            0.60% for the first $1 billion of annual average
                                daily net assets 0.575% for annual average daily net assets over $1 billion

UMB Scout Growth Fund           0.60% for the first $1 billion of annual average
                                daily net assets 0.575% for annual average daily net assets over $1 billion

UMB Scout Small Cap Fund        0.75% for the first $1 billion of annual average
                                daily net assets 0.65% for annual average daily net assets over $1 billion

UMB Scout International Fund    0.80% for the first $1 billion of annual average
                                daily net assets 0.70% for annual average daily net assets over $1 billion

UMB Scout Bond Fund             0.57% for the first $1 billion of annual average
                                daily net assets 0.52% for annual average daily net assets over $1 billion

UMB Scout Money Market Fund     0.30% of annual average daily net assets
- Federal Portfolio

UMB Scout Money Market Fund     0.34% of annual average daily net assets
- Prime Portfolio

UMB Scout Tax-Free Money        0.30% of annual average daily net assets
Market Fund

UMB Scout Mid Cap Fund          0.80% for the first $1 billion of annual average
                                daily net assets 0.70% for annual average daily net assets over $1 billion

IN WITNESS WHEREOF, the parties hereto have caused this Amended Exhibit B to be executed and effective on the 28th day of October 2006.

SCOUT INVESTMENT ADVISORS, INC.            UMB SCOUT FUNDS, ON BEHALF OF THE
                                           SERIES LISTED ON THIS EXHIBIT A


By:                                        By:
   ----------------------------------         ----------------------------------

Title:                                     Title:
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